EXHIBIT 10.63

AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

        This Amendment No. 1 to Employment Agreement is made as of the 1st day of October 2003, by and among J. Herbert Boydstun (“Executive”), Hibernia Corporation, a Louisiana corporation (the “Company”), and Hibernia National Bank, a national banking association organized and existing under the laws of the United States (the “Bank” and, together with the Company, sometimes referred to herein as “Hibernia”). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to them in the below-defined “Employment Agreement.”

RECITALS

        WHEREAS, Executive and Hibernia are parties to an Employment Agreement effective as of December 1, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Employment Agreement”); and

        WHEREAS, the Employment Agreement provides that on December 31, 2003 (and on December 31 of each succeeding year), the term of employment will be automatically extended for one additional year unless, among other things, either the Company or the Bank has given to Executive (or Executive has given to them), written notice of non-renewal (delivered at least 90 days prior to the date of the automatic extension); and

        WHEREAS, in consideration of such extension of the Employment Agreement, Executive and Hibernia wish to amend the Employment Agreement in certain respects; and

        WHEREAS, the Employment Agreement also provides that if after the date of the Employment Agreement, Louisiana law permits a noncompetition provision that imposes additional restrictions on Executive’s ability to compete with Hibernia or its Affiliates, then the parties will amend the Employment Agreement consistent therewith from time to time one or more times; and

        WHEREAS, effective August 15, 2003, Act No. 428 enacted La. Rev. Stat. 23:921(H), which imposes additional restrictions on an individual's ability to compete; and

        WHEREAS, in accordance with their previous agreement, Executive and Hibernia wish to amend the Employment Agreement in order to incorporate the provisions of Act No. 428;

        NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and Hibernia hereby agree as follows:

AMENDMENTS

        The Employment Agreement is hereby amended as follows:

1.	Section 3.4 of the Employment Agreement is amended to include the following paragraph as the second to last paragraph of Section 3.4:

In addition to the items listed in parts (a) through (e) above, each of which constitute “Cause” hereunder, “Cause” shall also be deemed to have occurred hereunder if Executive has:

a.

Intentionally, recklessly or negligently violated Hibernia Corporation’s or Hibernia National Bank’s code of ethics, code of conduct or equivalent codes or policies of Hibernia Corporation or Hibernia National Bank applicable to Executive; or

b.

Intentionally, recklessly or negligently violated any of the provisions of The Sarbanes-Oxley Act of 2002 or any of the rules adopted by the Securities and Exchange Commission implementing any of such provisions.

2.	Section 5.4 of the Employment Agreement is amended to reaffirm the provisions thereof and to add to the end of the first paragraph thereof the following language:

The parties agree that for the purposes of this Section 5.4, if Executive becomes employed by or otherwise provides services to a banking or financial services business, regardless of whether or not Executive is an owner or equity interest holder of that banking or financial services business, Executive will be deemed to be carrying on or engaging in the banking or financial services business.

3.     Section 6.12 of the Employment Agreement is amended to add the following new last sentence to Section 6.12:

The term “law” as used in this Agreement includes laws, rules, regulations and policies promulgated thereunder.

        The Employment Agreement, as amended hereby, shall remain in full force and effect.

        This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Louisiana applicable to agreements made and to be performed within such state without regard to principles of conflicts of law.

        This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same agreement.

        IN WITNESS WHEREOF, this Amendment has been duly executed on the month, day and year written below, but effective as of the date described above.

EXECUTIVE	HIBERNIA CORPORATION

/s/ J. Herbert Boydstun	By: /s/ Elton R. King
J. Herbert Boydstun	Name: Elton R. King
Date: 10-22-03	Title: Director and Chairman, Executive
Compensation Committee
Date: 10-22-03

HIBERNIA NATIONAL BANK

By: /s/ Elton R. King
Name: Elton R. King
Title: Director
Date: 10-22-03